Exhibit 99.1

June 20, 2014

Diligent Board Member Services, Inc. Announces First-Quarter 2014 Financial Results

Total revenue of $US 19.1 million, up 40% year-over-year

Adjusted EBITDA of $US 6.4 million, representing a 33.5% Adjusted EBITDA margin

Adjusted Net Income of $US 4.6 million, or $0.04 per share, up 45% year-over-year

June 20, 2014 —Diligent Board Member Services, Inc. (“Diligent” or the “Company”) (NZX: DIL) (www.boardbooks.com), provider of the world’s most widely used secure board portal, today announced financial results for its first quarter ended March 31, 2014.

Alessandro Sodi, President and Chief Executive Officer of Diligent, commented on the quarter: “The first quarter was a solid start to 2014, and it was highlighted by the combination of 40% total revenue growth year-over-year and a 33.5% adjusted EBITDA margin. Our performance reflects continued global demand for our Boardbooks product and solid execution by our entire team. Looking forward, we remain optimistic about our outlook based on a leading market share position and breadth of growth opportunities, including penetrating new markets and expanding the functionality and related use cases of our best-in-class SaaS offering.”

First-Quarter 2014 Financial Highlights

•                  Revenue: For the quarter ended March 31, 2014, total revenue was $US 19.1 million, an increase of 40% compared with $US 13.7 million in the prior year. The Americas represented 71% or $US 13.6 million of total revenue in the first quarter, EMEA accounted for 21% or $US 4.1 million, and Asia/Pacific was 7% or $US 1.4 million.

•                  Gross Profit: Gross profit for the first quarter was $US 15.4 million, an increase of 41% compared with $US 10.9 million in the prior year. Gross margin was 80.5%, an increase of 70 basis points compared with 79.8% in the first quarter of 2013.

•                  Adjusted EBITDA: For the quarter ended March 31, 2014, Adjusted EBITDA was $US 6.4 million, an increase of 47% compared with $US 4.4 million in the prior year. Adjusted EBITDA margin was 33.5%, an increase of 160 basis points compared with 31.9% in the prior year.

•                  Net Income: For the quarter ended March 31, 2014, net income was $US 1.9 million, an increase of 58% compared with $US 1.2 million in the prior year. Net income per diluted share was $US 0.02, compared with $US 0.01 in the prior year.

Adjusted Net Income for first quarter was $US 4.6 million, an increase of 45% compared with $US 3.2 million in the prior year. Adjusted Net Income per diluted share was $US 0.04, compared with $US 0.03 in the prior year.

•                  Balance Sheet and Cash Flow: As of March 31, 2014, Diligent had $US 60.6 million in cash balances and short-term investments and no bank debt, an increase of $US 4.5 million as compared to the cash and short-term investments on December 31, 2013.

The Company generated $US 6.9 million in cash from operations and invested $US 1.6 million in capital expenditures, yielding free cash flow of $US 5.4 million in the first quarter. Free cash flow was $US 3.2 million for the first quarter of 2013.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

First Quarter and Other Recent Business Highlights

•                  Users and Client Agreements: During the first quarter of 2014, the number of Diligent Boardbooks® users increased by approximately 4,500, to over 77,100 users. In addition, total client agreements exceeded 2,500 at the end of the first quarter. The Company’s client base is now comprised of 54% public companies and 46% private entities.

•                  Revenue Retention Rate: In the first quarter, Diligent’s annual revenue retention rate (excluding upsells into the existing customer base) exceeded 95%; we believe this places us among the best-in-class for SaaS companies.

•                  ISO 27001 Security Certification: During the first quarter of 2014, Diligent achieved ISO 27001 certification for the security of its Diligent Boardbooks® software. Diligent believes it is currently the only SaaS-based board portal provider to achieve ISO 27001 certification. ISO Certification provides all Diligent Boardbooks® users with independent assurance that Diligent’s board portal passes the rigors of an ISO 27001 audit. With this achievement, Diligent is continuing its commitment to provide further assurance of our security controls and practices through third-party certifications and audits such as ISO 27001 and SSAE 16 Type 2 (SOC 1). Diligent believes such third-party certifications remove potential barriers to new customer adoption related to security concerns and the substantial cost associated with performing security audits internally.

•                  Release of Diligent Boardbooks for Windows 8.1: As previously announced, Diligent released its app for Windows 8.1. With Diligent Boardbooks for Windows 8.1, directors can easily sync and view board materials by board or committee, readily access annotation and voting items, and have the control to manage their own materials or annotations after meetings. Diligent Boardbooks app for Windows 8.1 enables users to access the Diligent Boardbooks app on any device running Windows 8.1. These new devices could include new generation touch screen computers, laptops, windows tablets and tablets produced by other manufacturers. Diligent Boardbooks users familiar with the iPad app will find a parallel intuitive experience on Windows devices, giving directors the option to move towards Windows-supported tablets.

Revenue Outlook

Based on information as of today, June 20, 2014, Diligent is issuing the following revenue guidance:

•                  Second Quarter 2014: The Company expects revenue to be between $US 19.7 million and $US 20.0 million, or an increase of 26% to 28% year-over-year.

•                  Full Year 2014: The Company expects revenue to be between $US 80.5 million and $US 82.0 million, or an increase of 24% to 27% in comparison to full year 2013.

Quarterly Conference Call

Diligent will host a conference call today at 9:30 a.m. NZST (5:30 p.m. ET) to review the Company’s financial results for the first-quarter 2014. To access this call, dial 0800 453 055 (New Zealand), 1 855 881 1339 (U.S.) or (+64) 9 929 1687 (international) with conference ID 223901. A live webcast of the conference call will be accessible from the investor relations section of Diligent’s website at http://boardbooks.com/investor-relations.  A replay of this conference call can also be accessed through July 4, 2014, by dialing 0800 886 078 (New Zealand) or (+61) 7 3041 7001 (international). The replay pass code is 9423.

About Diligent

Over 77,000 individual directors, executives and board teams worldwide rely on Diligent Board Member Services, Inc. (NZX: DIL) to speed and simplify how board materials are produced, delivered, reviewed and voted on. Providing the world’s most widely used secure board portal via iPad, Windows devices and browsers — Diligent has pioneered ease of use, stringent security, and superior training and support since 2001. Diligent Boardbooks provides directors and management with immediate access to their most time sensitive and confidential information along with the tools to review, discuss and collaborate on it. It also helps administrative staff accelerate production and delivery, and corporate executives streamline board communications and decisions.

Diligent uses the Software-as-a-Service (SaaS) model to distribute its Diligent Boardbooks application to the market and maintain the security and integrity of its clients’ data. Under this model, Diligent offers annual renewable subscriptions for customer access to its Diligent Boardbooks product which is hosted on Diligent’s secure servers, and offers a complete suite of related services including training, support, data migration and data security/backup.

Non-GAAP Financial Measures

This earnings release presents Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per share, and Free Cash Flow information, which are provided to investors to supplement the results of operations reported in accordance with accounting principles generally accepted in the United States of America (“GAAP”). We define these terms as follows:

•                  Adjusted EBITDA: operating income before depreciation and amortization expense, stock based compensation expense, costs associated with the investigation and restatement of our historical financial statements, and other costs, such as the CEO’s replacement awards and restatement bonuses.

•                  Adjusted Net Income: net income before costs relating to non cash stock based compensation, costs associated with the investigation and restatement of our historical financial statements, and other costs, such as the CEO’s replacement awards and restatement bonuses, net of tax.

•                  Free Cash Flow: cash flows provided by operating activities minus capital expenditures.

These supplemental measures of the Company’s performance are not required by, or presented in accordance with GAAP. The Company’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating the Company’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items the Company excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry. Non-GAAP financial measures should not be considered in isolation from, or a substitute for, financial information prepared in accordance with GAAP. For a quantitative reconciliation of Adjusted EBITDA and Adjusted Net Income to the most directly comparable GAAP financial performance measure see Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results in this earnings release.

Safe Harbor Statement

Statements made in this press release that state Diligent’s or management’s intentions, beliefs, expectations, or predictions for the future are forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation Diligent’s revenue outlook for the second quarter and full year 2014. Readers are cautioned that these statements are only predictions and may differ materially from actual future events or results. All forward looking-statements are only as of the date of this press release and Diligent undertakes no obligation to update or revise them. Such forward-looking statements are subject to a number of risks, assumptions and uncertainties that could cause Diligent’s actual results to differ materially from those projected in such forward-looking statements. For example, if we do not successfully develop or introduce new product offerings, or enhancements to our existing Diligent Boardbooks offerings, or keep pace with technological changes that impact the use of our product offerings, or suffer security breaches or service interruptions, we may lose existing customers or fail to attract new customers and our financial performance and revenue growth may suffer. Factors which could cause our actual results to differ materially from those projected in forward-looking statements include, without limitation, economic, competitive, regulatory and technological factors affecting Diligent Board Member Services, Inc.’s operations, markets, products, services and other factors set forth in the Company’s Risk Factors included in its Annual Report on Form 10-K/A filed with the SEC on May 20, 2014.

Investor inquiries:	Media inquiries:

Sonya Joyce	Geoff Senescall
Ph: + 64 4 894 6912	Ph: + 64 21 481 234

Diligent Board Member Services, Inc.

Schedule 1: Unaudited Consolidated Statements of Income

(in $US thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013

Revenues	$19,126	$13,708
Cost of revenues (excluding depreciation and amortization)	3,731	2,773
Gross profit	15,395	10,935

Operating expenses:
Selling and marketing	2,747	2,279
General and administrative	6,842 (1)	3,697
Research and development	1,313	933
Depreciation and amortization	527	259
Investigations and restatement	779	1,632
Total operating expenses	12,208	8,800

Operating income	3,187	2,135

Other income (expense), net:
Interest income (expense), net	(15)	(8)
Foreign exchange transaction gain (loss)	68	(116)
Total other income (expense), net	53	(124)

Income before provision for income taxes	3,240	2,011
Income tax expense	1,296	782
Net income	$1,944	$1,229

Accrued preferred stock dividends	(88)	(89)
Net income attributable to common stockholders	$1,856	$1,140

Earnings per share:
Basic	$0.02	$0.01
Diluted	$0.02	$0.01
Weighted average shares outstanding:
Basic	116,481	116,380
Diluted	119,235	121,692

(1)         Within general and administrative expenses the Company has recorded expense of $1.024 million for the CEO’s replacement awards and $152 thousand for restatement bonuses.

Diligent Board Member Services, Inc.

Schedule 2: Unaudited Consolidated Balance Sheets

(in $US thousands, except share and per share amounts)

	March 31,	December 31,
	2014	2013
A S S E T S
Current assets:
Cash and cash equivalents	$54,115	$43,583
Short-term investments	6,500	12,497
Accounts receivable, net	1,324	1,750
Deferred commissions	1,354	1,532
Prepaid expenses and other current assets	2,060	1,936
Deferred tax assets	3,334	3,111
Income tax receivable	—	1,430
Total current assets	68,687	65,839

Property and equipment, net	9,407	8,228
Deferred tax assets	3,934	3,607
Security deposits	754	676
Total assets	$82,782	$78,350

LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,419	$2,402
Accrued expenses and other liabilities	8,560	8,856
Income taxes payable	108	—
Deferred revenue	29,176	27,428
Obligations under capital leases	847	847
Total current liabilities	40,110	39,533

Non-current liabilities:
Deferred revenue, less current portion	10,739	10,471
Obligations under capital leases, less current portion	554	767
Other non-current liabilities	3,626	2,634
Total non-current liabilities	14,919	13,872
Total liabilities	55,029	53,405
Commitments and contingencies
Redeemable preferred stock:
Series A convertible redeemable preferred stock, $.001 par value, 50,000,000 shares authorized 30,000,000 and 32,667,123 shares issued and outstanding (liquidation value $4,588)	3,000	3,261
Stockholders' equity:
Common Stock, $.001 par value, 250,000,000 shares authorized, 86,529,775 and 83,776,155 shares issued and outstanding	87	84
Additional paid-in capital	30,119	28,861
Accumulated deficit	(5,276)	(7,220)
Accumulated other comprehensive income	(177)	(41)
Total stockholders' equity	24,753	21,684
Total liabilities, redeemable preferred stock and stockholders' equity	$82,782	$78,350

Diligent Board Member Services, Inc.

Schedule 3: Unaudited Consolidated Statements of Cash Flows

(In $US thousands)

	Three Months Ended March 31,
	2014	2013

Cash flows from operating activities:
Net income	$1,944	$1,229
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred taxes	(552)	(227)
Excess tax benefits realized from share-based compensation	—	(185)
Depreciation and amortization	527	259
Share-based compensation	836	340
Other	14	15
Changes in operating assets and liabilities:
Accounts receivable	426	(87)
Deferred commissions	179	16
Prepaid expenses and other current assets	(124)	(316)
Security deposits	—	17
Accounts payable and accrued expenses	(913)	1,519
Income taxes payable	1,538	(899)
Deferred revenue	2,017	1,568
Other non-current liabilities	1,033	—
Net cash provided by operating activities	6,925	3,249
Cash flows from investing activities:
Purchases of short-term investments	—	(149)
Proceeds from maturity of short-term investments	5,997	105
Restricted cash-security deposit	(78)	—
Purchases of property and equipment	(1,565)	—
Net cash provided by (used in) investing activities	4,354	(44)
Cash flows from financing activities:
Payment of preferred stock dividend	(359)	(120)
Proceeds from exercise of stock options	—	74
Excess tax benefits realized from share-based compensation	—	185
Repayments of obligations under capital leases	(211)	(92)
Payments of obligations under software licensing agreements	(41)	(36)
Net cash (used in) provided by financing activities	(611)	11
Effect of exchange rates on cash and cash equivalents	(136)	(55)
Net increase in cash and cash equivalents	10,532	3,161
Cash and cash equivalents at beginning of period	43,583	33,311
Cash and cash equivalents at end of period	$54,115	$36,472

Diligent Board Member Services, Inc.

Schedule 4: Reconciliation of GAAP to Non-GAAP Operating Results

(in $US thousands, except per share amounts)

	Three Months Ended March 31,
	2014	2013
Operating Income	$3,187	$2,135
(+) D&A	527	259
EBITDA	$3,714	$2,394
(+) Investigations & Restatement	779	1,632
(+) CEO Replacement Awards and Restatement Bonuses	1,176	0
(+) Stock Based Comp	739	340
Adj. EBITDA (1)	$6,408	$4,366
Adj. EBITDA Margin	33.5%	31.9%

(1)         Adjusted EBITDA for the quarter is calculated as operating income plus depreciation and amortization expense, stock based compensation, costs associated with the investigation and restatement of our historical financial statements, and other costs, such as the CEO’s replacement awards and restatement bonuses.

	Three Months Ended March 31,
	2014	2013
Net Income	$1,944	$1,229
(+) Investigations & Restatement	779	1,632
(+) CEO Replacement Awards and Restatement Bonuses	1,176	—
(+) Stock Based Comp	739	340
Adj. NET INCOME (1)	$4,638	$3,201

Weighted average shares outstanding Basic	116,481	116,380
Weighted average shares outstanding Diluted	119,235	121,692

Earnings per share Basic:	$0.04	$0.03
Earnings per share Diluted:	$0.04	$0.03

(1)         Adjusted net income is calculated as GAAP net income excluding the impacts of non cash stock based compensation, costs associated with the investigation and restatement of our historical financial statements, and other costs, such as the CEO’s replacement awards and restatement bonuses, net of tax.